Exhibit 10.6

ENVIRI CORPORATION
2026 Omnibus Incentive Plan

First Amendment

    Pursuant to Section 16.1 of the 2026 Omnibus Incentive Plan (the “Plan”), the Board of Directors (the “Board”) of Enviri Corporation, a Delaware Corporation (the “Company”), hereby amends the Plan, effective as of July 27, 2026, as follows:

1.    The title of the Plan shall be, and hereby is, amended to change the name of the Plan from “Enviri II Corporation 2026 Omnibus Incentive Plan” to the “Enviri Corporation 2026 Omnibus Incentive Plan.”

2.    Section 1.1 of the Plan shall be, and hereby is, amended to change (a) the name of the Plan from “Enviri II Corporation 2026 Omnibus Incentive Plan” to the “Enviri Corporation 2026 Omnibus Incentive Plan” and (b) to change all references of “Enviri II Corporation” to “Enviri Corporation”.

3.    Section 2 of the Plan shall be, and hereby is, amended to change (a) the definition of “Company” from “Enviri II Corporation, a Delaware corporation, and any successor thereto” to “Enviri Corporation, a Delaware corporation, and any successor thereto” and (b) the definition of “Plan” from “Enviri II Corporation 2026 Omnibus Incentive Plan, as amended or amended and restated from time to time” to “Enviri Corporation 2026 Omnibus Incentive Plan, as amended or amended and restated from time to time”.

4.    In all other respects, the Plan, as amended, is hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment No. 1 to the 2026 Omnibus Incentive Plan.

ENVIRI CORPORATION
By: /s/ Joshua R. Zalasky

Name: Joshua R. Zalasky
Title: Corporate Secretary